UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012

EAGLE ROCK ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700

Houston, Texas  77002

(Address of principal executive offices, including zip code)

(281) 408-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Short Term Incentive Bonus Plan

On February 7, 2012, the Compensation Committee of the Board of Directors (the “Board”) of Eagle Rock Energy G&P, LLC (the “Company”), the general partner of the general partner of Eagle Rock Energy Partners, L.P. (including its subsidiaries, as and where applicable, the “Partnership”), recommended, and the Board approved, the Company’s 2012 Short Term Incentive Bonus Plan (the “2012 Bonus Plan”). The 2012 Bonus Plan generally covers all regular, full-time employees who are employed during 2012, but before October 1, 2012, with respect to their work for the Company on behalf of itself and the Partnership. Each eligible participant is assigned and notified of a target bonus percentage which, when multiplied by the participant’s “annual gross base wage earnings” (as defined in the 2012 Bonus Plan), represents the target bonus that may be earned based upon the achievement of 100% of the Partnership’s enterprise goals and 100% of such eligible participant’s performance goals. Participants may earn more or less than their target bonus, depending on the ultimate performance attained at the enterprise and individual level. Partnership enterprise goals include certain financial, operational and safety goals. Bonus amounts earned under the 2012 Bonus Plan are expected to be paid to eligible participants in March 2013. A copy of the 2012 Bonus Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.05	Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 6, 2012, the Audit Committee of the Board approved an amendment and restatement of the Company’s Code of Ethics for Chief Executive Officer and Senior Financial Officers (the “Code of Ethics”).  The primary changes to the Code of Ethics include: (a) inclusion of a new ethical principal, pursuant to which senior financial officers are required to provide full, fair, accurate, timely and understandable disclosure in the reports that the Partnership files with the Securities and Exchange Commission and in the Partnership’s and the Company’s other public communications; (b) clarification that waivers may only be granted by the Board or a committee thereof and specification of the procedures for obtaining such a waiver; (c) expansion of the procedures for compliance with the Code of Ethics, including the senior financial officers’ obligation to report any suspected violation of the Code of Ethics; and (d) clarification of the fact that violations of the Code of Ethics may result in disciplinary action, up to and including dismissal from employment when appropriate.

A copy of the Code of Ethics, as amended and restated, is attached hereto as Exhibit 14.1 and is incorporated herein by reference.  In addition, the Company has posted a copy of the amended and restated Code of Ethics on the Partnership’s website at www.eaglerockenergy.com, under the Investor Relations tab, Corporate Governance tab thereunder and “Highlights” thereunder.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
10.1*	Eagle Rock Energy G&P, LLC 2012 Short Term Incentive Bonus Plan.

14.1	Eagle Rock Energy G&P, LLC Code of Ethics for Chief Executive Officer and Senior Financial Officers, amended and restated as of February 6, 2012.

*                                          Certain confidential portions of this exhibit were omitted. This exhibit, with the omitted information, has been filed separately with the U.S. Securities and Exchange Commission pursuant to an Application for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: February 10, 2012	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Eagle Rock Energy G&P, LLC 2012 Short Term Incentive Bonus Plan.

14.1	Eagle Rock Energy G&P, LLC Code of Ethics for Chief Executive Officer and Senior Financial Officers, amended and restated as of February 6, 2012.

*                                          Certain confidential portions of this exhibit were omitted. This exhibit, with the omitted information, has been filed separately with the U.S. Securities and Exchange Commission pursuant to an Application for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.